SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

CCO HOLDINGS, LLC
CCO HOLDINGS CAPITAL CORP.
(Exact name of registrants as specified in their charters)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-112593 333-112593-01	86-1067239 20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 7.01. REGULATION FD DISCLOSURE.

On March 22 and 23, 2005, our subsidiary, Charter Communications Operating, LLC ("Charter Operating"), entered into agreements with a small number of institutional holders of the 8.25% Senior Notes due 2007 of Charter Communications Holdings, LLC ("Holdings Notes"), our indirect parent company, under which Charter Operating will issue, in a private placement, approximately $269.8 million principal amount of new notes with terms identical to Charter Operating's 8.375% Senior Second Lien Notes due 2014 in exchange for approximately $282.8 million of the Holdings Notes. The exchanges are expected to close on or about March 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCO Holdings, LLC and CCO Holdings Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CCO HOLDINGS, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: March 24, 2005

By: /s/ Kevin D. Howard
Name: Kevin D. Howard
Title: Vice President of Finance

CCO HOLDINGS CAPITAL CORP.
Registrant

Dated: March 24, 2005

By: /s/ Kevin D. Howard
Name: Kevin D. Howard
Title: Vice President of Finance